UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 21, 2006

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park 271 Mill Road Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On February 21, 2006 Datawatch Corporation (the “Company”), entered into an amendment (the "License Amendment") to the Software Development and Marketing Agreement dated January 19, 1989 by and among the Company, Personics Corporation (a subsidiary of the Company), Raymond J. Huger and Math Strategies (the "License Agreement"). Under the License Agreement, the Company was granted exclusive worldwide rights to use and distribute certain intellectual property owned by Math Strategies, which is incorporated by the Company in its Monarch, Monarch Data Pump, VorteXML and certain other products. Pursuant to the License Amendment, the term of the License Agreement has been extended to April 30, 2015. In conjunction with the License Amendment, the Company also entered into an amendment (the "Option Purchase Amendment") to the Option Purchase Agreement dated as of April 29, 2004 by and among the Company, Personics Corporation, Raymond J. Huger and Math Strategies (the "Option Agreement"). Under the Option Agreement, the Company held an option to purchase the Math Strategies intellectual property subject to the License Agreement at any time prior to April 30, 2006 for $8,000,000. Under the Option Purchase Amendment, the option has been extended until April 30, 2015. Also, the Option Purchase Amendment changes the purchase price for the option to a formula price based on a multiple of the aggregate royalties paid to Math Strategies by the Company for the four fiscal quarters preceding the exercise of the option, as set forth in Section 2 of the Option Purchase Amendment.

The License Amendment and the Option Purchase Amendment are filed herewith as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference. A copy of the press release announcing these agreements is furnished as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits

The following Exhibits are filed as part of this report:

Exhibit No.	Description

10.1	February 2006 Amendment to Software Development and Marketing Agreement, dated February 21, 2006 by and among the Company, Personics Corporation, Raymond J. Huger and Math Strategies.

10.2	Amendment to Option Purchase Agreement, dated February 21, 2006 by and among the Company, Personics Corporation, Raymond J. Huger and Math Strategies.

99.1	Press Release dated February 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

Date: February 24, 2006
By: /s/ Robert W. Hagger
Name: Robert W. Hagger
Title: President and Chief Executive Officer